UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2016

MVP REIT, INC.
(Exact name of registrant as specified in its charter)
Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
MVP REIT, Inc. (the "Company") announced today that  it has filed  its Quarterly Report on Form 10-Q for the quarter ended June 2016.  For the three months ended June 2016 revenues were $2,056,000 as compared to $1,060,000 for the same three month period in 2015, or a 94% increase in total revenue.  For the first six months of 2016, total revenue increased by 126% to $3,949,000 as compared to $1,748,000 for the first six months of 2015.

During the first six months of 2016, the Cpmpany completed 8 acquisitions for approximately $32 million, bringing its total investment in real estate to approximately $113.6 million in 25 properties.  Full results for the three and six month periods may be reviewed in our Quarterly Report available free of charge at www.sec.gov or by contacting Ed Bentzen, CFO MVP REIT, Inc. at ed@mvpreits.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release issued on August 10, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 10, 2016
MVP REIT, INC.
By: __/s/ Michael V. Shustek__
Michael V. Shustek
Chief Executive Officer